Exhibit 10.24
AMENDED AND RESTATED
INDEMNIFICATION AGREEMENT
This Amended and Restated Indemnification Agreement (“Agreement”) is made as of May __, 2021 by and between American States Water Company, a California corporation (“Company”), and [__________] (“Indemnitee”), a [director/officer] of the Company. This Agreement fully amends, restates and supersedes any prior indemnification agreement between the Company and any of its Subsidiaries and Indemnitee [including without limitation the Indemnification Agreement dated _______.]
R E C I T A L S
A.Indemnitee is currently serving as a [director/officer] of the Company and each of the following direct or indirect wholly-owned subsidiaries of the Company: Golden State Water Company, a California corporation, [American States Utility Services, Inc., a California corporation, Fort Bliss Water Services Company, a Texas corporation, Old Dominion Utility Services, Inc., a Virginia corporation, Terrapin Utility Services, Inc., a Maryland corporation, Palmetto State Utility Services, Inc., a South Carolina corporation, Old North Utility Services, Inc., a North Carolina corporation, Emerald Coast Utility Services, Inc., a Florida corporation, Fort Riley Utility Services, Inc., a Kansas corporation and California Cities Water Company, a California corporation (the “Existing Subsidiaries”) and in such capacity has rendered valuable services to the Company. The Existing Subsidiaries and any other direct or indirect subsidiary of the Company, whether now existing or hereafter created, for which Indemnitee serves as a director or officer are collectively referred to as the “Subsidiaries”.
B.The Company may from time to time request Indemnitee to serve as a director of other Subsidiaries.
C.Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies.
D.The board of directors of the Company (the "Board") has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage is available.
E.In recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee's continued service as a director and/or officer of the Company or its Subsidiaries and to enhance Indemnitee's ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company's Articles of Incorporation or Bylaws (collectively, the "Constituent Documents"), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(f) below) to, Indemnitee as set forth in this Agreement and for the continued coverage of the Indemnitee under the Company's directors' and officers' liability insurance policies.
F.This Agreement is a supplement to and in furtherance of the Constituent Documents of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

G.Indemnitee does not regard the protection available under the Constituent Documents and insurance as adequate in the present circumstances, and may not be willing to serve as a [director/officer] without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that [s/he] be so indemnified.
AGREEMENT
NOW, THEREFORE, in consideration of the continued services of the Indemnitee and in order to induce the Indemnitee to continue to serve as a [director/officer] of the Company and the Existing Subsidiaries and any other Subsidiary, the Company and the Indemnitee do hereby agree as follows:
1.Definitions. As used in this Agreement:
(a)"Beneficial Owner" has the meaning given to the term "beneficial owner" in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(b)“CCC” means the California Corporations Code as it may be amended from time to time.
(c)"Change in Control" means the occurrence after the date of this Agreement of any of the following events:
1.any sale, lease, exchange or other change in ownership (in one or a series of transactions) of all or substantially all of the assets of the Company, unless its business is continued by another entity in which holders of the Company’s voting securities immediately before the event own, either directly or indirectly, more than seventy percent (70%) of the continuing entity’s voting securities immediately after the event;
2.any reorganization or merger of the Company, unless (i) the holders of the Company’s voting securities immediately before the event own, either directly or indirectly, more than seventy percent (70%) of the continuing or surviving entity’s voting securities immediately after the event, and (ii) at least a majority of the members of the Board of the surviving entity resulting from such reorganization or merger were members of the incumbent Board of the Company at the time of the execution of the initial agreement or of the action of such incumbent Board providing for such reorganization or merger;
3.an acquisition by any person, entity or group acting in concert of more than fifty percent (50%) of the voting securities of the Company, unless the holders of the Company’s voting securities immediately before the event own, either directly or indirectly, more than seventy percent (70%) of the acquirer’s voting securities immediately after the acquisition;
4.the consummation of a tender offer or exchange offer by any individual, entity or group which results in such individual, entity or group becoming the Beneficial Owner of twenty-five percent (25%) or more of the voting securities of the Company, unless the tender offer is made by the Company or any of its subsidiaries or the tender offer is approved by a majority of the members of the Board of the Company who were in office at the beginning of the twelve month period preceding the commencement of the tender offer; or
5.a change of one-half or more of the members of the Board of Directors of the Company within a twelve-month period, unless the election or nomination for election by shareholders of new directors within such period constituting a majority of the applicable Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were in office at the beginning of the twelve month period.
(d)“Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request or implied authorization of the Company.
(e)“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(f)“Expenses” shall include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal or injunctive relief resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(g)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement or to whom Indemnitee shall reasonably object. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(h)"Person" means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(i)“Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or her or of any inaction on his or her part while acting in his or her Corporate Status; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee to enforce his or her rights under this Agreement.
(j)"Voting Securities" means any securities of the Company that vote generally in the election of directors.
6.Agreement to Serve. In reliance on this Agreement, the Indemnitee agrees to continue to serve as a director and/or officer of the Company and/or one or more of its Subsidiaries, for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders the Indemnitee’s resignation in writing or is removed from all positions as a director of the Company and/or its Subsidiaries. This Agreement shall not be deemed an employment agreement between the Company (or any of its Subsidiaries) and Indemnitee.
7.Indemnification. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such laws may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:
(a)Proceedings Other Than Proceedings by or in the Right of the Company. So long as either (i) the Company determines pursuant to Section 317(e) of the CCC that Indemnitee has acted in good faith and in a manner that Indemnitee reasonably believed to be in the best interest of the Company (and that in the case of a criminal Proceeding, Indemnitee had no reasonable cause to believe that such conduct was unlawful), or (ii) Indemnitee has already been successful on the merits in such a Proceeding, Indemnitee shall be entitled to the rights of indemnification provided in this Section 3(a) if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Subject to the limitations in this Section 3(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein.
(b)Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3(b) if, by reason of his or her Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 3(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been ultimately determined to be liable to the Company unless and to the extent that a California state court shall determine that such indemnification may be made.

(c)Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by law, as such laws may be amended from time to time, against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
(d)Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.
4.    Conclusive Presumption Regarding Standards of Conduct. The Indemnitee shall be conclusively presumed to have met the relevant standards of conduct, if any, as defined by California law, for indemnification pursuant to this Agreement, unless a determination is made that the Indemnitee has not met such standards (i) by the Board by a majority vote of a quorum thereof consisting of directors who were not parties to the Proceeding for which a claim is made under this Agreement, (ii) by the shareholders of the Company by majority vote of a quorum thereof consisting of shareholders who are not parties to the Proceeding due to which a claim is made under this Agreement, (iii) in a written opinion by Independent Counsel, the selection of whom has been approved by the Indemnitee in writing, or (iv) by a court of competent jurisdiction. Further, in any litigation, arbitration or other proceeding to enforce Indemnitee’s rights under this Agreement, no determination by the Board, shareholders or Independent Counsel that Indemnitee did not meet the applicable standards of conduct shall create a presumption for the purpose of such proceeding that Indemnitee has not met the applicable standards of conduct.
8.Advances of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Proceeding by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Proceeding arising out of Indemnitee’s Corporate Status. Indemnitee's right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within thirty (30) days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. In connection with any request for Expense advances, Indemnitee shall execute and deliver to the Company an undertaking (which shall be accepted without reference to Indemnitee's ability to repay the Expense advances), to repay any amounts paid, advanced, or reimbursed by the Company for such Expenses to the extent that it is ultimately determined, following the final disposition of such Proceeding, that Indemnitee is not entitled to indemnification hereunder. Indemnitee's obligation to reimburse the Company for Expense advances shall be unsecured and no interest shall be charged thereon.
9.Notification and Defense of Proceedings.
(a)Notification of Proceedings. Indemnitee shall notify the Company in writing as soon as practicable of any Claim which could relate to a Proceeding or for which Indemnitee could seek Expense advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Proceeding. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless and to the extent the Company's ability to participate in the defense of such claim was materially and adversely affected by such failure. If at the time of the receipt of such notice, the Company has directors' and officers' liability insurance in effect under which coverage for Proceedings is potentially available, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Proceeding, in each case substantially concurrently with the delivery or receipt thereof by the Company.
(b)Defense of Proceedings. The Company shall be entitled to participate in the defense of any Proceeding at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee's defense of such Proceeding other than reasonable costs of investigation, serving as a witness or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Proceeding, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's own expense; provided, however, that if (i) Indemnitee's employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee's employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company.
(c)Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to a Proceeding effected without the Company's prior written consent, which shall not be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of the Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any cost, Expense or liability on the Indemnitee or would admit wrongdoing on the part of Indemnitee, in each case without the Indemnitee's prior written consent.
10.Indemnification Procedure; Determination of Right to Indemnification.

(a)Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination (subject to Section 4 hereof) with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which, if no Change in Control has occurred, shall be at the election of the Board: (1) by a majority vote of the Disinterested Directors, even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (4) if so directed by the Board, by the shareholders of the Company. If a Change in Control shall have occurred, a determination (subject to Section 4 hereof) with respect to Indemnitee’s entitlement thereto shall be made (x) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (y) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.
(b)If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(a) hereof, the Independent Counsel shall be selected as provided in this Section 7(b). The Independent Counsel shall be selected by the Board. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection which shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a California state court or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(a) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(b), regardless of the manner in which such Independent Counsel was selected or appointed.
(c)The Indemnitee’s Expenses incurred in connection with any proceeding concerning the Indemnitee’s right to indemnification or Expense advances in whole or in part pursuant to this Agreement shall also be indemnified by the Company, regardless of the outcome of such action, suit or proceeding.
(d)Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or its Subsidiaries, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7(d) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(e)If the person, persons or entity empowered or selected under Section 7(a) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent a prohibition of such indemnification under applicable law; provided, however, that such 60 day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 7(e) shall not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 7(a) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat.
(e)Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or shareholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
(f)The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(g)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that

Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
11.Limitations on Indemnification. The Company shall make no payments pursuant to this Agreement:
(a)To indemnify or advance funds to the Indemnitee for Expenses with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under California law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate;
(b)    To indemnify the Indemnitee for any Expenses, judgments, fines, penalties or ERISA excise taxes sustained in any Proceeding for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;
(c)    To indemnify the Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law;
(d)If a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful;
(e)To indemnify the Indemnitee for any Expenses based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which the Indemnitee was not legally entitled; and
(f)To indemnify or advance Expenses to Indemnitee for Indemnitee's reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act). Indemnitee remains subject to the Company’s recoupment policy for incentive-based or equity based compensation.
12.Maintenance of Liability Insurance.
(a)The Company hereby covenants and agrees that, as long as the Indemnitee continues to serve as a director and/or officer of the Company and/or any Subsidiary and thereafter as long as the Indemnitee may be subject to any possible Proceeding, the Company, subject to subsection (c) below, shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers providing coverage.

(b)    In all D&O Insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the directors and officers of the Company and its Subsidiaries. Upon request, the Company will provide to Indemnitee copies of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials.
(b)Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines, in its sole discretion, that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is so limited by exclusions that it provides an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a Subsidiary of the Company. If the Company makes such a determination, it shall notify the Indemnitee 30 calendar days prior to discontinuing coverage.
13.Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Company’s Constituent Documents, any agreement, vote of shareholders or Disinterested Directors of the Company, provision of California law, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity on behalf of the Company or any Subsidiary while holding such office. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the CCC, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Constituent Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.
14.Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
15.Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of the Indemnitee and the Indemnitee’s heirs, executors, administrators and assigns, whether or not Indemnitee has ceased to be a director and/or officer of the Company or any wholly owned subsidiary or any director and/or officer of any of their successors and assigns.
16.Merger, Consolidation or Change in Control. If the Company is a constituent corporation in a merger or consolidation, whether the Company is the resulting or surviving corporation or is absorbed as a result thereof, or if there is a Change in Control of the Company, Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation as Indemnitee would have with respect to the Company if its separate existence had continued or if there had been no Change in the Control of the Company.
17.Severability. Each and every paragraph, sentence, term and provision of this Agreement is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law.
18.Savings Clause. If this Agreement or any paragraph, sentence, term or provision hereof is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee as to any Expenses, judgments, fines, penalties or ERISA excise taxes incurred with respect to any Proceeding to the fullest extent permitted by any applicable paragraph, sentence, term or provision of this Agreement that has not been invalidated or by any other applicable provision of applicable law.
19.Interpretation; Governing Law. This Agreement shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with the laws of the State of California applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws.
20.Amendments. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company’s Articles of Incorporation, the Company’s Bylaws or by other agreements, including directors’ and officers’ liability insurance policies. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
21.Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective [________], 2021 when one or more counterparts have been signed by each party and delivered to the other.
22.Notices. Any notice required to be given under this Agreement shall be directed to American States Water Company, 630 East Foothill Blvd., San Dimas, California 91773; Attention: Chief Financial Officer, and to Indemnitee at the address given on the signature page hereto or to such other address as either shall designate in writing.
[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the date first written above.
[RECIPIENT NAME]

Notice Address:
_____________________________________
_____________________________________
_____________________________________

AMERICAN STATES WATER COMPANY
By:
Its:     President & CEO